POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Christopher Patusky, hereby makes, constitutes and appoints each of Paul A. Mahon, Andrew Fisher, John S. Hess,
Jr. and Christopher Stillabower, or each of them acting individually, as the undersigned's true and lawful agent and attorney-in-fact with full power and authority to:

(1)	execute, deliver and file with the United States
Securities and Exchange Commission on behalf of the undersigned in the undersigned's capacity as a director and/or officer of United Therapeutics Corporation (the "Company"), all Forms 3, 4 and 5, and any amendments thereto (together, the "Documents"), as may be required in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Documents, and timely file any such Document with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the Documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the attorneys-in-fact named herein shall have the power to act hereunder with or without the other. The undersigned acknowledges that the attorneys-in-fact named herein, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned responsibilities to comply with Section 1 of the Securities Exchange Act of 1934.

      Execution of this Power of Attorney revokes all previous powers of attorney granted concerning substantially the same subject matters addressed herein, but does not revoke any prior power of attorney executed by the undersigned concerning unrelated matters. This power of attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney shall be automatically revoked against any of the foregoing attorneys-in-fact upon the termination of such person's employment with the Company, which revocation shall not impact the power of attorney granted hereby to each of the other attorneys-in-fact who remain employed by the Company.

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IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of the 3rd day of November, 2010.

/s/ Christopher Patusky
 Christopher Patusky

ACKNOWLEDGEMENT

STATE OF MARYLAND

      On this 3rd day of November, 2010, before me the undersigned, personally appeared Christopher Patusky, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person who acted on behalf of the individual, executed the instrument and that such individual made such appearance before the undersigned.

/s/ Nancy I. Rivera
 Notary

SUBSCRIBED AND SWORN TO BEFORE ME IN MY PRESENCE THIS 3rd DAY
OF NOV, 2010.  A NOTARY PUBLIC IN AND FOR THE STATE OF
MARYLAND, NANCY I. RIVERA.  MY COMMISSION EXPIRES MARCH 24,
2012.